SEMTECH CORPORATION
2013 LONG-TERM EQUITY INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR STOCK UNIT AWARD CERTIFICATE
THIS AWARD is made this [Grant Date] (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Legal Name] (the “Director”).

R E C I T A L S

A. The Corporation has established the Corporation’s 2013 Long-Term Equity Incentive Plan (the “Plan”) in order to provide eligible persons of the Corporation with an opportunity to acquire shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).
B. The Plan Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the stock unit award (the “Award”) described in this Award Certificate to the Director as compensation, as an inducement to remain in the service of the Corporation, and as an incentive for increasing efforts during such service.
NOW, THEREFORE, this Award is made on the following terms and conditions:
1.Definitions and Incorporation. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Award Certificate as if fully set forth herein.
2.    Award of Stock Units. Pursuant to the Plan, the Corporation hereby awards to the Director as of the date hereof an Award with respect to [Amount] stock units (subject to adjustment in accordance with Section 7 of the Plan) (the “Stock Units”), which Stock Units are restricted and subject to forfeiture on the terms and conditions hereinafter set forth. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed solely for purposes of calculating the amount of payment under the Plan and this Award Certificate to be equivalent to one outstanding share of the Common Stock (subject to adjustment in accordance with Section 7 of the Plan). The Stock Units shall be used solely as a device for the determination of the payment to eventually be paid to the Director if such Stock Units vest pursuant to Sections 4, 6 or 7 hereof. The Stock Units shall not be treated as property or as a trust fund of any kind. The Director acknowledges that the Plan Administrator may use a broker or other third party to facilitate its stock unit award recordkeeping and agrees to comply with any administrative rules and procedures regarding stock unit awards as may be in place from time to time. The Director acknowledges and agrees that the Corporation may require that any Common Stock received under the Award be deposited in a brokerage account (in the name of the Director) with a broker designated by the Corporation, and the Director agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.
3.    Rights as a Shareholder/Dividends and Voting.
(a)    Limitations on Rights Associated with Units. The Director shall have no rights as a shareholder of the Corporation, no dividend rights (except as expressly provided in Section 3(b) below with respect to dividend equivalent rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying such Stock Units.
(b)    Dividend Equivalent Rights Distributions. In the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs at any time after the Award Date and before all of the Stock Units subject to the Award have either been paid pursuant to Section 5 or terminated pursuant to Section 6, the Corporation shall credit the Director as of such record date with an additional number of Stock Units equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to such record date, multiplied by (ii) the total number of outstanding and unpaid Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7 of the Plan and/or Section 12 hereof) subject to the Award as of such record date, divided by (iii) the fair market value of a share of Common Stock (as determined under the Plan) on such record date. Any Stock Units credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 3(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to Section 6.
4.    Vesting. Subject to Sections 6 and 7 below, the Award shall vest and become nonforfeitable with respect to one hundred percent (100%) of the total number of Stock Units (subject to adjustment under Section 7 of the Plan) on the first anniversary of the Award Date (the “Vesting Date”).
5.    Timing and Manner of Payment of Stock Units. Subject to Sections 6, 7 and 8 below, upon or as soon as practicable after the Director’s Separation Date (as defined below), but in all events by the 15th day of the third calendar month following the calendar month in which the Director’s Separation Date occurs, the Corporation shall make a cash payment to the Director with respect to the number of Stock Units subject to the Award that had vested (including any Stock Units that become vested in the circumstances pursuant to Sections 6 or 7) as of the Director’s Separation Date; provided, however, that in no event shall any payment be made to the Director hereunder until the Director has experienced a “separation from service” within the meaning of Section 409A of the Code (and the published guidance and regulations promulgated thereunder). For purposes hereof, the Director’s “Separation Date” shall be the last date that the Director (1) is employed by and/or (2) renders services to the Corporation or any of its Subsidiaries. The amount of the cash payment described in the first sentence of this Section 5 shall equal (i) the per-share closing price of a share of Common Stock on the Director’s Separation Date, multiplied by (ii) the total number of such vested Stock Units. The Corporation’s obligation to make payment with respect to vested Stock Units is subject to the condition precedent that the Director or other person entitled under the Plan to receive payment with respect to the vested Stock Units, deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.
6.    Effect of Termination of Service.
(a)    Death or Disability. Notwithstanding anything to the contrary herein or in the Plan, in the event that the Director’s Separation Date occurs prior to the Vesting Date as a result of the death or Disability (as defined below) of the Director, the Director’s outstanding Stock Units (to the extent not then otherwise vested) shall be fully vested on the Director’s Separation Date. For purposes of this Award Certificate, “Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Plan Administrator.
(b)    Other Terminations of Service. Notwithstanding anything to the contrary herein or in the Plan, in the event that the Director’s Separation Date occurs prior to the Vesting Date as a result of any circumstances other than the Director’s death or Disability, then a number of Stock Units subject to the Award (to the extent not then otherwise vested) shall become vested on the Separation Date equal to (i) the total number of Stock Units subject to the Award, multiplied by (ii) a fraction (not greater than one), the numerator of which is the number of whole weeks between the Director’s Separation Date and the Award Date, and the denominator of which is fifty two (52). Any Units subject to the Award that are not vested on the Director’s Separation Date (after giving offset to any accelerated vesting required by this Section 6) shall terminate on such Separation Date, regardless of the reason for such Separation Date.
(c)    Termination of Units. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable Separation Date without payment of any consideration by the Corporation and without any other action by the Director, or the Director’s beneficiary or personal representative, as the case may be.
7.    Effect of Change in Control. Notwithstanding any other provision to the contrary contained herein, subject to the provisions of Section 7 of the Plan, in the event of a Change in Control (as defined below), any outstanding Stock Units shall automatically become fully vested as of the date of the Change in Control without any further action on the part of the Board, the stockholders or the Plan Administrator. For purposes hereof, a “Change in Control” shall mean (i) a merger or consolidation in which the stockholders of the Corporation immediately prior to such merger or consolidation do not hold, immediately after such merger or consolidation, more than 50% of the combined voting power of the surviving or acquiring entity (or parent corporation thereof), or (ii) the sale of substantially all of the assets of the Corporation or assets representing over 50% of the operating revenues of the Corporation, or (iii) any person shall become the beneficial owner of over 50% of the Corporation’s outstanding Common Stock or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally, or become a controlling person as defined in Rule 405 promulgated under the Securities Act.
8.    Section 409A. Notwithstanding anything to the contrary herein or in the Plan, if the Director is a “specified employee” within the meaning of Section 409A, and, as a result of that status, any portion of the payments hereunder would otherwise be subject to taxation pursuant to Section 409A of the Code, the Director shall not be entitled to any payments upon a separation from service until the earlier of (i) the date which is six (6) months after his or her separation from service for any reason other than death, or (ii) the date of the Director’s death; provided that the first such payment thereafter shall include all amounts that would have been paid earlier but for such six (6) month delay.
9.    Non-Transferability of Award. This Award is personal and, prior to the time they have become vested pursuant to Sections 4, 6 or 7 hereof or Section 7 of the Plan, neither the Stock Units nor any rights hereunder may be transferred, assigned, pledged or hypothecated by the Director in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution (or a transfer not for value to a family trust established by the Director for the benefit of his or her family members, provided that the Director is a trustee of such trust and such trust remains revocable by the Director for his or her life), nor shall any such rights be subject to execution, attachment or similar process; provided, however that such restrictions shall not apply to transfers to the Corporation. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Director’s unvested rights under this Award, shall be null and void.
10.    No Right to Continued Service. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under the Award. Nothing contained in the Plan or the Award constitutes a continued service commitment by the Corporation, confers upon the Director any right to remain in service to the Corporation, interferes with the right of the Corporation at any time to terminate such service, or affects the right of the Corporation to increase or decrease the Director’s other compensation.
11.    Tax Consequences.
(a)    Tax Consultation. The Director may suffer adverse tax consequences as a result of his or her acceptance of the Award. The Director is and will be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Section 409A of the Code); the Corporation shall not have any obligation whatsoever to pay such taxes. By accepting this Award, the Director acknowledges that he or she is not relying on the Corporation for any tax advice and will consult with his or her own individual tax advisors to the extent he or she deems advisable.
(b)    Withholding. Upon or in connection with the distribution of cash in respect of the Stock Units, the Corporation shall deduct from such distribution the amount of any taxes which the Corporation may be required to withhold with respect to such distribution. The Director agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 11.
12.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7 of the Plan, the Plan Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 3(b).
13.    Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.
14.    Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Director and the Director’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 9 with respect to the transfer of this Award Certificate or any rights hereunder or of the Stock Units), and upon the Corporation and its successors and assigns, regardless of any change in the business structure of the Corporation, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.
15.    Notices. Any notice to the Corporation contemplated by this Award Certificate shall be in writing and addressed to it in care of its Chief Executive Officer; and any notice to the Director shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.
16.    Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Director with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.
17.    Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.
18.    Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Plan Administrator, and the Plan Administrator’s determinations shall be conclusive and binding on all interested persons.
19.    Choice of Law; Arbitration. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions). Any dispute or disagreement regarding the Director’s rights under this Award Certificate shall be settled solely by binding arbitration in accordance with applicable rules of the American Arbitration Association.
20.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Certificate shall be construed and interpreted consistent with that intent.
SEMTECH CORPORATION,
a Delaware corporation

By: _____________________
[Name]